CAUSON & WESTHOFF
                          Certified Public Accountants
                            1707 South Canton Avenue
                                 Tulsa, OK 74112
                                  918-747-4870
                                Fax 918-747-4996









                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated June 29, 1998, with respect to the financial statements of TechLite Applied Sciences, Inc. included in two Registration Statements (Form SB-2 and Form S- 4) and related Prospectus of TechLite, Inc. for the registration of 195,556 common shares (Form SB-2) and 2,209,903 common shares (Form S-4).



                                                     /s/ Causon & Westhoff
                                                     --------------------------
                                                     Causon & Westhoff

November 17, 1998

                                                                    Exhibit 23.1
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